EXHIBIT 12

                           THE BANK OF NEW YORK COMPANY, INC.
                           Ratios of Earnings to Fixed Charges
                                  (Dollars in millions)

                                          Three Months Ended   Six Months Ended
                                                June 30,            June 30,

                                              2003    2002        2003    2002
                                              ----    ----        ----    ----
EARNINGS
--------
Income Before Income Taxes                  $  451  $  547      $  903  $1,093
Fixed Charges, Excluding Interest
  on Deposits                                   73     101         125     198
                                            ------  ------      ------  ------

Income Before Income Taxes and Fixed
  Charges Excluding Interest on Deposits       524     648       1,028   1,291
Interest on Deposits                           138     158         284     318
                                            ------  ------      ------  ------

Income Before Income Taxes and Fixed
  Charges, Including Interest on Deposits   $  662  $  806      $1,312  $1,609
                                            ======  ======      ======  ======

FIXED CHARGES
-------------
Interest Expense, Excluding Interest
  on Deposits                               $   59  $   92      $  101  $  180
One-Third Net Rental Expense*                   14       9          24      18
                                            ------  ------      ------  ------
Total Fixed Charges, Excluding Interest
  on Deposits                                   73     101         125     198
Interest on Deposits                           138     158         284     318
                                            ------  ------      ------  ------
Total Fixed Charges, Including Interest
  on Deposits                               $  211  $  259      $  409  $  516
                                            ======  ======      ======  ======

EARNINGS TO FIXED CHARGES RATIOS
--------------------------------

Excluding Interest on Deposits                7.18x   6.42x       8.22x   6.52x
Including Interest on Deposits                3.14    3.11        3.21    3.12



*The proportion deemed representative of the interest factor.